UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2010 (November 16, 2010)

CHINA SHEN ZHOU MINING & RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	033-03385-LA	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road, Zeyang Tower, Suite 1211
Shijingshan District, Beijing, China 100043
People’s Republic of China
(Address of principal executive offices)

86-010-8890-6927
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2010, Mr. Yang Youming resigned from the position of director of China Shen Zhou Mining & Resources, Inc. (the “Company”).  Mr. Yang had no disagreements with the Company prior to his resignation.

On November 16, 2010, to replace Mr. Yang, Mr. Li Liancheng was appointed a new director of the Company and the Chair of the Compensation Committee.  Mr. Li brings over 20 years working experience in senior management and technology research and development.   From 2005 to present, as senior engineer, Mr. Li served as the vice-director of Information Center of Tianjin Chemical Research & Design Institute of China National Offshore Oil Corp.  Mr. Li acted as the vice director of China National Inorganic Salts Information Center from 1997 to present.  From 1989 to 1994, Mr. Li served as a chemical economic analyst of Tianjin Research Institute of Chemical Industry.  Mr. Li holds a  bachelors degree in chemical engineering from Zhengzhou Institute of Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT:

China Shen Zhou Mining & Resources, Inc.

Date: November 18, 2010	By:	/s/ Xiaojing Yu
Xiaojing Yu,
Chief Executive Officer